HAND & HAND, a professional corporation
                                           24351 Pasto Road, #B
                                       Dana Point, California 92629
                                              (949) 489 2400



                                             December 31, 2003


Worldwide Manufacturing USA, Inc.

         Re:Amendment No. 1 (file no. 333-110563) to Registration Statement on Form SB-2 (the "Registration Statement")

Gentlemen:


         You have requested our opinion as to the legality of the issuance by you (the "Corporation") of 3,100,000 shares of common stock ("Shares"), all as further described in the Registration Statement proposed to be filed with the U.S. Securities and Exchange Commission on or after December 31, 2003.


         As your counsel, we have reviewed and examined:

         1.       The Articles of Incorporation of the Corporation, as amended;
         2.       The Bylaws of the Corporation;
         3.       A copy of certain resolutions of the corporation; and
         4.       The Registration Statement, as proposed to be amended.

         In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.


         Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Registration Statement, if sold as described in the Registration Statement will be legally issued, fully paid and nonassessable under the corporate laws of the state of Colorado and judicial interpretations thereof.


         No opinion is expressed herein as to the application of state securities or Blue Sky laws.

         We consent to the reference to our firm name in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,



HAND & HAND
a professional corporation